Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Endeavor Acquisition Corp. (the “Company”), Post-Effective Amendment No. 1 on Form S-3 to Form S-1, File No. 333-128440 of our report dated March 14, 2007, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the financial statements of Endeavor Acquisition Corp. (a development stage enterprise) as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and from July 22, 2005 (inception) to December 31, 2005 and from July 22, 2005 (inception) to December 31, 2006 and our report dated March 14, 2007 with respect to our audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Endeavor Acquisition Corp. (a development stage enterprise) as of December 31, 2006 appearing in the Annual Report on Form 10-K/A of Endeavor Acquisition Corp. for the year ended December 31, 2006. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP

New York, New York

December 3, 2007